SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware	000-50502	20-0443575
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 11, 2016, root9B Technologies, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Platte River Insurance Company (“Platte River”) relating to the pending litigation brought by Platte River against the Company, Prime Solutions, Inc., William May, and Deana May in the United States District Court, District of Massachusetts (the “Litigation”). The Litigation is described in “Item 3. Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on March 30, 2016.

Pursuant to the terms of the Settlement Agreement, the Company will pay Platte River a total of $650,000 in two equal installments: one within 10 days of the execution of the Settlement Agreement and one no later than July 15, 2016. Such amount was accrued for in 2014. Upon receipt by Platte River of both payments, (i) Platte River and the Company will mutually release one another from all claims that were asserted or could be assert in the Litigation or that arise out of or are connected with the Honeywell Project, the Honeywell Bonds, or Premier GIA (each as defined in the Settlement Agreement), and (ii) Platte River will dismiss the Company, with prejudice, from the Litigation.

The foregoing description of the Settlement Agreement is subject to, and qualified in its entirety by, such document filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release, dated April 11, 2016 between root9B Technologies, Inc. and Platte River Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2016
ROOT9B TECHNOLOGIES, INC. By: /s/ Joseph J. Grano, Jr. Name: Joseph J. Grano, Jr. Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release, dated April 11, 2016 between root9B Technologies, Inc. and Platte River Insurance Company.